Exhibit 99.1

Safety Shot issues warning to its shareholders.

JUPITER, FL – November 22, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) it has come to our attention that there are several disclosed short sellers publishing malicious defamatory, inaccurate articles about Safety Shot and its management in a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position.

Several of these groups are currently being sued in federal court for publishing these fraudulent articles on other companies:

https://www.barrons.com/articles/fingermotion-files-federal-lawsuit-against-short-selling-research-firm-b111efdb

https://news.bloomberglaw.com/litigation/capybara-research-sued-for-fraud-by-short-seller-report-subject

https://www.stocktitan.net/news/FNGR/finger-motion-provides-litigation-update-on-short-selling-research-zet48hk6ctxp.html

The Company will be preparing a similar lawsuit against these Cayman Island based individuals.

“I encourage anyone, including the people writing these defamatory articles, to come to one of our events or to our corporate offices in Jupiter Florida to test Safety Shot for themselves. I also encourage all investors to do their own due diligence on our product and our Company. I have personally given Safety Shot to thousands of people now and get the same response from everyone, they can’t believe it works. This is why we do and will continue to do events all over because trying Safety Shot is believing in Safety Shot”, said Brian S John, CEO.

Safety Shot will be available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com in December 2023. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

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Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: Emily@PanatelidesPR.com

Investor Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

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